Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the fourth quarter and year ended december 31, 2019

Company to Hold Conference Call on

Tuesday, March 17, 2020, at 8:30 AM ET

FUZHOU, China, March 16, 2020 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its fourth quarter and year ended December 31, 2019.

Fourth Quarter 2019 Financial Highlights (all results are compared to prior year period)

●	Revenue was $34.6 million, compared to $25.1 million.

●	Gross profit was $8.3 million, compared to $9.1 million, and gross margin was 24.0%, compared to 36.2%.

●	Net loss attributable to owners of the Company was $1.0 million, or $(0.01) per basic and diluted share, compared to net loss attributable to owners of the Company of $3.0 million, or $(0.04) per basic and diluted share.

2019 Financial Highlights (all results are compared to prior year)

●	Revenue increased by 39.5% to $89.6 million from $64.3 million.

●	Gross profit was $25.2 million, compared to $31.0 million, and gross margin was 28.1%, compared to 48.3%.

●	Net income attributable to owners of the Company was $5.7 million, or $0.07 per basic and diluted share, compared to net income attributable to owners of the Company of $13.4 million, or $0.17 per basic and diluted share.

Management Comments

Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, “We are pleased with our operational performance in 2019 and are looking forward to building on that performance in 2020. Following the completion of the modification and rebuilding of 27 large-scale fishing vessels in 2018, in 2019, we completed the modification and rebuilding of another 32 large-scale fishery vessels, including 2 refrigerated transport vessels and 30 fishing vessels. As part of our efforts to expand our fishing fleet and catching capacity, at the end of 2019, we submitted an application to the Chinese government authorities to obtain permits to modify and rebuild 10 vessels. The rebuilt fishing vessels have increased our catch volume and sales volume, and our catch mix shows diversity.

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March 16, 2020

The first quarter of 2020 is a difficult time for many companies, including Pingtan, that conduct their businesses in China due to the coronavirus outbreak. The Company has taken active precautionary measures and gradually resumed work in mid-February to reduce the impact of the pandemic on our production and operations. Although the pandemic has not yet disappeared completely, we remain optimistic about the production and operation activities for the upcoming quarters. Pingtan has been devoted to being a leading supplier of natural seafood and high-quality protein in the Chinese market.”

Factors Affecting Pingtan’s Results of Operation

Coronavirus Pandemic

In December 2019, a novel strain of coronavirus that causes respiratory illness, or COVID-19, surfaced in Wuhan, China, and began spreading at a high rate in January and February of 2020 and confirmed cases were reported in other parts of the world. In reaction to this outbreak, an increasing number of countries have imposed travel suspensions to and from China following the World Health Organization’s “public health emergency of international concern” (PHEIC) announcement on January 30, 2020. Since this outbreak, domestic business activities in China have been disrupted by a series of emergency quarantine measures taken by the government. As a result, the Company’s business operations have slowed down and such slow down is expected to continue for at least the first quarter of 2020. The magnitude of this negative effect on the continuity of the Company’s business operations in China remains uncertain. These uncertainties impede our ability to conduct our daily operations and could materially and adversely affect our business, financial condition and results of operations.

Indonesia’s Moratorium on Fishing License Renewals

In early December 2014, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could combat illegal fishing and rectify ocean fishing order. In February 2015, the Company ceased all fishing operations in Indonesia. In November 2015, the Indonesian government announced that the moratorium had concluded, but the MMAF has neither implemented new fishing policies nor resumed the license renewal process. The Company has been paying close attention to any new trends in the MMAF’s fishing policy and has been actively exploring new locations to deploy our vessels.

As of December 31, 2019, among the Company’s 141 vessels, 12 were located in the Bay of Bengal in India, 69 were located in international waters, 13 were located in the PRC, 37 were located in the Arafura Sea in Indonesia, and the remaining 10 vessels were in the modification and rebuilding projects.

Pingtan’s Revenue Break-down By PRC Provincial Division

	Year Ended December 31,
	2019	2018	2017
Fujian province	66%	58%	61%
Shandong province	28%	15%	9%
Zhejiang province	4%	3%	2%
Guangdong province	1%	24%	28%
Other areas	1%	0%	0%
Total	100%	100%	100%

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March 16, 2020

2019 Selected Financial Highlights

	Three Months ended December 31,		Year Ended December 31,
($ in millions, except share and per share) data)	2019	2018	2019	2018	2017
Revenue	$34.6	$25.1	$89.6	$64.3	$63.2
Cost of Revenue	$26.3	$16.0	$64.4	$33.2	$41.1
Gross Profit	$8.3	$9.1	$25.2	$31.0	$22.1
Gross Margin	24.0%	36.2%	28.1%	48.3%	34.9%
Net (Loss) Income	$(1.1)	$(3.2)	$6.4	$14.8	$32.5
Basic and Diluted Weighted Average Shares Outstanding	79.1	79.1	79.1	79.1	79.1
EPS (in $)	$(0.01)	$(0.04)	$0.07	$0.17	$0.38

Balance Sheet Highlights

($ in millions, except for book value per share)	12/31/2019	12/31/2018

Cash and Cash Equivalents	$10.1	$2.0
Total Current Assets	$64.3	$15.5
Total Assets	$404.1	$247.0
Total Current Liabilities	$88.8	$73.1
Total Long-term Debt, net of current portion	$160.2	$22.3
Total Liabilities	$249.0	$95.4
Shareholders’ Equity	$155.1	$151.6
Total Liabilities and Shareholders’ Equity	$404.1	$247.0
Book Value Per Share (in $)	$1.96	$1.92

Consolidated Financial and Operating Review

Revenue

Revenue for the three months ended December 31, 2019 was $34.6 million compared to $25.1 million for the same period of 2018.

For the year ended December 31, 2019, the Company’s revenue was $89.6 million, increasing by 39.5% from $64.3 million for the year ended December 31, 2018. The increase was mainly due to the total of 81 vessels that the Company put into operation in 2019, which led to increased sales volume and revenue.

Gross Margin

The Company’s gross margin was 24.0% for the three months ended December 31, 2019, compared to 36.2% in the prior year period.

The Company’s gross margin was 28.1% for the year ended December 31, 2019, compared to 48.3% in the same period of 2018. The decrease was primarily attributable to lower average unit sale price of our catches. Our fishing locations were mostly in international waters in 2019 and the catch mix varied from 2018. The catch species with the highest sales volume was sold at lower price, which led to a drop of average unit sale price by 27.9% for the year ended 2019.

Selling Expenses

For the three months ended December 31, 2019, selling expense was $0.82 million, compared to $0.44 million in the prior year period.

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March 16, 2020

For the year ended December 31, 2019, total selling expenses was $2.72 million, compared to $1.62 million in the same period of 2018, an increase of 67.4%. The increase was primarily due to the increase in insurance as a result of more vessels being insured in 2019.

General & Administrative Expenses

For the three months ended December 31, 2019, general and administrative expense was $1.1 million, compared to $0.7 million in the prior year period.

For the year ended December 31, 2019, total general and administrative expense was $15.8 million, compared to $20.0 million in the same period of 2018, a decrease of 20.8%. The decrease was primarily due to the 18.2% decrease in impairment loss on dismantled and deregistered vessels and the 35.7% decrease in depreciation on non-operating vessels.

Net Income (Loss)

Net loss for the three months ended December 31, 2019 was $1.1 million, compared to net loss of $3.2 million in the same period of 2018. The decrease in net loss was mainly due to a decrease of $4.3 million non-cash impairment loss from vessels in the fourth quarter of 2019, compared to the fourth quarter of 2018.

For the year ended December 31, 2019, net income was $6.4 million, compared to $14.8 million in the prior year period, a decrease of 56.9%. The Company recorded an impairment loss of $8.0 million and depreciation of $3.7 million on non-operating vessels, and the two non-cash items subtotaled $11.7 million of operating expenses.

Net Income (Loss) Attributable to Owners of the Company

Net loss attributable to owners of the Company for the three months ended December 31, 2019 was $1.0 million, or $(0.01) per basic and diluted share, compared to net loss attributable to owners of the Company of $3.0 million, or $(0.04) per basic and diluted share, in the same period of 2018.

Net income attributable to owners of the Company for the year ended December 31, 2019 was $5.7 million, or $0.07 per basic and diluted share, compared to net income attributable to owners of the Company of $13.4 million, or $ 0.17 per basic and diluted share, in the same period of 2018.

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Tuesday, March 17, 2020 – 8:30 a.m. ET (March 17, 2020 at 8:30 p.m. Beijing Time).

The dial-in numbers are:

Live Participant Dial-in (Toll Free):	877-407-0310
Live Participant Dial-in (International):	201-493-6786

To listen to the live webcast, please go to http://www.ptmarine.com and click on the conference call link at the top of the page or go to: https://78449.themediaframe.com/dataconf/productusers/pme/mediaframe/36296/indexl.html. This webcast will be archived and accessible through the Company’s website for approximately 30 days following the call.

Pingtan Marine Enterprise, Ltd.	Page 5
March 16, 2020

About Pingtan

Pingtan is a global fishing company that engages in ocean fishing through its subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Words such as “estimate,” “project,” “forecast,” “plan,” “believe,” “may,” “expect,” “anticipate,” “intend,” “planned,” “potential,” “can,” “expectation” and similar expressions, or the negative of those expressions, may identify forward-looking statements. Although forward-looking statements reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Risks include anticipated growth and growth strategies; need for additional capital and the availability of financing; locating or re-locating vessels, in foreign waters and related license requirements; our ability to successfully manage relationships with customers, distributors and other important relationships; actions taken by government regulators, such as the Indonesian moratorium; technological changes; competition; demand for our products and services; the deterioration of general economic conditions, whether internationally, nationally or in the local markets in which we operate; the impact of the current coronavirus (COVID-19) pandemic; legislative or regulatory changes that may adversely affect our business; operational, mechanical, climatic or other unanticipated issues that adversely affect the production capacity of the Company’s fishing vessels and their ability to generate expected annual revenue and net income; and other risk factors contained in Pingtan’s SEC filings available at www.sec.gov, including Pingtan’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

LiMing Yung (Michael)

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

michaelyung@ptmarine.net

Maggie Li

Investor Relations Manager
Pingtan Marine Enterprise Ltd.
Tel: +86 591 8727 1753
mli@ptmarine.net

INVESTOR RELATIONS

PureRock Communications Limited

PTmarine@pure-rock.com

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the three Months Ended
	December 31, 2019	December 31, 2018
REVENUE	$34,554,907	$25,080,185
COST OF REVENUE	26,262,019	16,004,403
GROSS PROFIT	8,292,888	9,075,782

OPERATING EXPENSES:
Selling	819,608	440,731
General and administrative	1,050,003	657,232
General and administrative-Depreciation	840,858	1,368,268
Subsidy	(1,151,713)	(54,883)
Impairment loss	5,405,297	9,715,058
Gain on fixed assets disposal	(223,807)	(23,164)
Total Operating Expenses	6,740,246	12,103,242
INCOME FROM OPERATIONS	1,552,642	(3,027,460)

OTHER INCOME (EXPENSE):
Interest income	754,184	2,362
Interest expenses	(3,151,494)	(291,432)
Loss from cost method investment	(28,158)	(5,741)
Loss on the interest sold	(86,603)	-
Loss on equity method investment	(8,831)	(71,209)
Foreign currency transaction gain	91,339	49,170
Other (expense) income	(219,035)	100,176
Total Other Expense, net	(2,648,598)	(216,674)

LOSS BEFORE INCOME TAXES	(1,095,956)	(3,244,134)

INCOME TAXES	-	-

NET LOSS	$(1,095,956)	$(3,244,134)

LESS: NET LOSS ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	(53,641)	(220,593)

NET LOSS ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(1,042,315)	$(3,023,541)

COMPREHENSIVE INCOME:
NET LOSS	(1,095,956)	(3,244,134)
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation gain (loss)	205,474	(38,479)
TOTAL COMPREHENSIVE LOSS	$(890,482)	$(3,282,613)

LESS: COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	123,638	(223,668)

COMPREHENSIVE LOSS ATTRIBUTABLE TO OWNERS OF THE COMPANY	$(1,014,120)	$(3,058,945)

NET LOSS PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPNAY
Basic and diluted earnings per share	$(0.01)	$(0.04)

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2019	2018	2017
REVENUE	$89,622,156	$64,256,088	$63,209,687

COST OF REVENUE	64,396,571	33,239,582	41,126,898

GROSS PROFIT	25,225,585	31,016,506	22,082,789

OPERATING EXPENSES:
Selling	2,715,599	1,622,451	1,231,031
General and administrative	4,163,873	4,513,193	4,503,795
General and administrative - depreciation	3,726,061	5,791,557	5,075,609
Subsidy	(6,440,299)	(8,584,731)	(22,177,227)
Impairment loss	7,951,635	9,715,058	-
(Gain) loss on fixed assets disposal	(59,432)	2,105,960	195,375

Total Operating Expenses	12,057,437	15,163,488	(11,171,417)

INCOME FROM OPERATIONS	13,168,148	15,853,018	33,254,206

OTHER INCOME (EXPENSE):
Interest income	780,604	41,446	186,194
Interest expense	(6,055,310)	(1,210,974)	(2,403,213)
Foreign currency transaction (loss) gain	(298,304)	(157,852)	1,195,875
Gain from cost method investment	312,727	382,627	320,316
Loss on the interest sold	(86,603)	-	-
Loss on equity method investment	(486,803)	(192,746)	(33,246)
Other (expense) income	(954,394)	97,179	(1)

Total Other Expense	(6,788,083)	(1,040,320)	(734,075)

INCOME BEFORE INCOME TAXES	6,380,065	14,812,698	32,520,131

INCOME TAXES	-	-	-

NET INCOME	$6,380,065	$14,812,698	$32,520,131

LESS: NET INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	698,041	1,415,397	2,860,438

NET INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$5,682,024	$13,397,301	$29,659,693

COMPREHENSIVE INCOME:
NET INCOME	6,380,065	14,812,698	32,520,131
OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized foreign currency translation (loss) gain	(2,861,319)	(8,387,092)	7,760,460
COMPREHENSIVE INCOME	$3,518,746	$6,425,606	$40,280,591
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	469,583	744,463	3,473,736
COMPREHENSIVE INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$3,049,163	$5,681,143	$36,806,855

NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
Basic and diluted	$0.07	$0.17	$0.38

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	79,055,053

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS:
Cash	$10,092,205	$1,966,855
Accounts receivable, net of allowance for doubtful accounts	9,273,446	6,307,492
Due from related parties	12,477,777	-
Inventories, net of reserve for inventories	30,527,752	5,840,207
Prepaid expenses	1,354,129	644,824
Other receivables	613,384	698,450

Total Current Assets	64,338,693	15,457,828

OTHER ASSETS:
Cost method investment	3,010,235	3,059,797
Equity method investment	27,923,464	28,872,521
Prepayment for long-term assets	49,040,338	-
Right-of-use asset	438,254	-
Property, plant and equipment, net	259,377,729	199,571,425

Total Other Assets	339,790,020	231,503,743

Total Assets	$404,128,713	$246,961,571

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$7,951,766	$30,642,125
Accounts payable - related parties	1,707,217	3,244,843
Short-term bank loans	10,034,116	5,085,139
Long-term bank loans - current portion	57,122,789	8,487,295
Accrued liabilities and other payables	11,428,018	6,058,548
Lease liability- current liability	375,922	-
Due to related parties	168,328	19,555,277

Total Current Liabilities	88,788,156	73,073,227

OTHER LIABILITIES:
Lease liability	32,203	-
Long-term bank loans - non-current portion	160,230,498	22,329,234

Total Liabilities	249,050,857	95,402,461

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 125,000,000 shares authorized; 79,055,053 shares issued and outstanding at December 31, 2019 and 2018)	79,055	79,055
Additional paid-in capital	81,682,599	81,682,599
Retained earnings	54,286,454	49,593,069
Statutory reserve	15,748,751	14,760,112
Accumulated other comprehensive loss	(16,080,908)	(13,448,047)
Total equity attributable to owners of the company	135,715,951	132,666,788
Non-controlling interest	19,361,905	18,892,322

Total Shareholders’ Equity	155,077,856	151,559,110

Total Liabilities and Shareholders’ Equity	$404,128,713	$246,961,571

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PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,380,065	$14,812,698	$32,520,131
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation	11,308,882	9,141,975	8,965,553
Increase (decrease) in allowance for doubtful accounts	8,050	(66,532)	(194,278)
Increase (decrease) in reserve for inventories	(142,370)	429,267	-
Loss on equity method investment	486,803	192,746	33,246
Loss on the interest sold	86,603	-	-
Loss (gain)on disposal of fixed assets	(59,432)	2,016,992	195,376
Impairment loss of fishing vessels	7,943,585	9,715,058	-
Changes in operating assets and liabilities:
Accounts receivable	(3,110,730)	6,373,815	(765,708)
Inventories	(24,918,904)	(2,970,908)	5,607,279
Advances to suppliers	-	-	4,078,230
Prepaid expenses	(727,857)	(559,629)	(98,606)
Prepaid expenses - related parties	-	-	536,665
Other receivables	74,967	(450,948)	32,439,871
Other receivables - related party	-	-	1,377,487
Accounts payable	(22,443,999)	1,044,710	3,005,441
Accounts payable - related parties	(1,501,793)	1,584,351	(885,433)
Accrued liabilities and other payables	5,527,508	995,836	254,242
Accrued liabilities and other payables - related party	(1,290)	(36,918)	(18,606,716)
Due to related parties	(9,483,868)	11,080,369	(23,354)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(30,573,780)	53,302,882	68,439,426

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(118,468,793)	(60,930,363)	(49,860,416)
Prepayment made for long-term assets	(49,592,695)	-	-
Proceeds from disposal of property, plant and equipment	72,480	-	-
Proceeds from government grants for fishing vessels construction	35,524,824	5,223,804	6,600,906
Payments for equity method investment	-	-	(296,217)

NET CASH USED IN INVESTING ACTIVITIES	(132,464,184)	(55,706,559)	(43,555,727)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	10,147,133	14,960,559	14,453,010
Repayments of short-term bank loans	(5,062,771)	(14,622,143)	(21,673,260)
Proceeds from long-term bank loans	208,023,483	5,478,766	-
Repayments of long-term bank loans	(18,880,916)	(5,893,554)	(17,773,038)
Advances from related parties	(10,046,010)	3,891,085	4,328,693
Loans issued to related parties	(12,618,318)	-	-
Payments made for dividend	-	(2,371,652)	(3,162,203)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	171,562,601	1,443,061	(23,826,798)

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(399,287)	(899,256)	(962,492)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	8,125,350	(1,859,872)	94,409
CASH AND CASH EQUIVALENTS - beginning of year	1,966,855	3,826,727	3,732,318
CASH AND CASH EQUIVALENTS - end of year	$10,092,205	$1,966,855	$3,826,727

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$6,419,569	$1,311,455	$2,639,039
Income taxes	$-	$-	$-
RECONCILIATION TO AMOUNTS ON CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	10,092,205	1,966,855	2,005,540
Restricted cash	-	-	1,821,187
TOTAL CASH, CASH EQUIVALENTS AND RESTRICTED CASH	$10,092,205	$1,966,855	$3,826,727
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Acquisition of property and equipment by decreasing prepayment for long-term assets	$-	$11,431,500	$1,036,761
Property and equipment acquired on credit as payable	$-	$26,488,534	$215,202